Exhibit 99.2

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

Docket No. 24-017-CMP-HC
In the Matter of
Order of Assessment of a Civil
CITIGROUP INC.	Money Penalty Issued Upon
New York, New York	Consent Pursuant to the Federal
Deposit Insurance Act, as amended

WHEREAS, Citigroup Inc. (“Citigroup”) is a registered bank holding company that owns and controls Citibank, N.A., Sioux Falls, South Dakota (“Citibank”), a national bank, and various nonbank subsidiaries;

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) is the appropriate federal supervisor of Citigroup;

WHEREAS, Citigroup has a number of separate business lines and legal entities that must comply with a wide range of applicable laws, rules, and regulations;

WHEREAS, on October 7, 2020, Citigroup consented to an Order to Cease and Desist issued by the Board of Governors (the “2020 Order”) based on significant ongoing deficiencies in implementation and execution by Citigroup with respect to various areas of risk management and internal controls, including for data quality management and regulatory reporting, compliance risk management, capital planning, and liquidity risk management;

WHEREAS, the 2020 Order required Citigroup, among other things, to submit a plan to enhance its data quality management program, including data governance, and actions to ensure that appropriate compensating controls across Citigroup are implemented and maintained until the end state is achieved and functioning as intended;

WHEREAS, on October 7, 2020, Citibank consented to the issuance of a Consent Order by the Office of the Comptroller of the Currency (the “OCC”) to remedy deficiencies in its risk management, internal controls, and data governance and to the assessment of a $400 million civil money penalty (the “OCC Orders”);

WHEREAS, an examination conducted by the Federal Reserve Bank of New York (“Reserve Bank”) in 2023 found that Citigroup had ongoing deficiencies in data quality management and ineffective compensating controls to mitigate associated risks;

WHEREAS, an examination conducted by the Reserve Bank in 2023 regarding Citigroup’s remediation efforts related to the 2020 Order (the “2020 Order execution exam”) found that Citigroup’s progress in executing its plan to enhance its data quality management program under paragraph 4 of the 2020 Order, or toward the implementation of appropriate compensating controls has not been adequate;

WHEREAS, as a result of the deficiencies described above, Citigroup violated the 2020 Order through delays in completing milestones included in its approved plan to enhance its data quality management program and through inadequate measures for managing and controlling its data quality risks until the plan is implemented in full;

WHEREAS, Citigroup is taking steps to correct the violations cited above and to comply with its obligations under the 2020 Order;

WHEREAS, the 2020 Order violations described above warrant the assessment of a civil money penalty by the Board of Governors against Citigroup under section 8(i)(2)(B) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1818(i)(2)(B));

WHEREAS, the material failure to remediate the violations described herein may require additional and escalated formal actions by the Board of Governors against Citigroup, including additional penalties or additional affirmative corrective actions pursuant to section 8(b) of the FDI Act (12 U.S.C. § 1818(b)) or other applicable authorities;

WHEREAS, Citibank has consented to the issuance of a separate civil money penalty and amendment to the OCC Orders for related deficiencies at Citibank;

WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, and Citigroup that Citigroup operates in a safe and sound manner and in compliance with all applicable federal and state laws, rules, and regulations and orders;

WHEREAS, the Board of Governors and Citigroup have agreed to this Order of Assessment of a Civil Money Penalty Upon Consent (the “Order”); and

WHEREAS, the board of directors of Citigroup, at a duly constituted meeting, adopted a resolution authorizing and directing the undersigned to enter into this Order on behalf of Citigroup, and consent to Citigroup’s compliance with each and every provision of this Order, and to waive any and all rights that Citigroup may have with respect to this Order pursuant to section 8 of the FDI Act, as amended (12 U.S.C. § 1818), and 12 C.F.R. Part 263, including, but not limited to: (i) the issuance of a notice of charges on any matters set forth in this Order; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; and (iv) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without Citigroup admitting or denying any allegation made or implied by the Board of Governors in connection herewith, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered, pursuant to sections 8(b)(3) and 8(i)(2)(B) of the FDI Act (12 U.S.C. §§1818(b)(3) and 1818(i)(2)(B)) as follows:

Assessment of Civil Money Penalty

1.The Board of Governors hereby assesses Citigroup a civil money penalty in the amount of $60,625,620 for the violations described above. The civil money penalty shall be remitted at the time of the execution of this Order by Fedwire transfer of immediately available funds to the Federal Reserve Bank of Richmond ABA No. 051000033, beneficiary, Board of Governors of the Federal Reserve System. The Federal Reserve Bank of Richmond, on behalf of the Board of Governors, shall distribute this sum to the U.S. Department of the Treasury, pursuant to section 8(i) of the FDI Act (12 U.S.C. § 1818(i)). This penalty is a penalty paid to a government agency for a violation of law for purposes of 26 U.S.C. § 162(f) and 26 C.F.R. § 1.162-21.

Communications

2.All communications regarding this Order shall be sent to:

(a)	Jason A. Gonzalez

Deputy Associate General Counsel

Board of Governors of the Federal Reserve System

20th & C Streets, N.W.

Washington, DC 20551

(b)	Sean Sullivan

Institutional Supervision Program Director

Federal Reserve Bank of New York

33 Liberty Street

New York, NY 10045

(c)	Anand Selvakesari

Chief Operating Officer

Mark Mason

Chief Financial Officer

with a copy to Brent McIntosh

Chief Legal Officer & Corporate Secretary

Citigroup Inc.

388 Greenwich Street

New York, NY 10013

Miscellaneous

3.The provisions of this Order shall be binding on Citigroup and its successors and assigns.

4.Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Board of Governors.

5.The provisions of this Order shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency, from taking any other action affecting Citigroup or any of its current or former institution-affiliated parties and their successors and assigns; provided, however, that the Board of Governors shall not take any further enforcement action against Citigroup or any subsidiary thereof, or their successors and assigns, with respect to the conduct described in the WHEREAS clauses of this Order to the extent known by the Board of Governors as of the effective date of this Order. This release and discharge shall not preclude or affect (i) any right of the Board of Governors to determine and ensure compliance with this Order; (ii) any proceedings brought by the Board of Governors to enforce the terms of this Order; (iii) any proceedings brought by the Board of Governors against individuals who are or were institution affiliated parties of Citigroup and its affiliates, successors, and assigns; or (iv) any right of the Board of Governors to bring any additional sanctions for ongoing failure to implement the remediation required by the 2020 Order.

By order of the Board of Governors of the Federal Reserve System effective this 10th day of July, 2024.

CITIGROUP INC.		BOARD OF GOVERNORS OF THE
FEDERAL RESERVE SYSTEM

By:	/s/ Brent McIntosh	By:	/s/ Benjamin W. McDonough
	Brent McIntosh		Benjamin W. McDonough
	Chief Legal Officer		Deputy Secretary of the Board
& Corporate Secretary